                                                                     EXHIBIT 4.1
                                                                     -----------



================================================================================


                            PLY GEM INDUSTRIES, INC.
                                   as Issuer,



                          the GUARANTORS named herein,
                                 as Guarantors,




                                       and




                         U.S. Bank National Association,
                                   as Trustee


                            ________________________


                                    INDENTURE


                            ________________________

                          Dated as of February 12, 2004
                            ________________________

                      9% Senior Subordinated Notes due 2012


================================================================================

                              CROSS-REFERENCE TABLE

TRUST INDENTURE ACT                                          INDENTURE
      SECTION                                                 SECTION
      -------                                                 -------

310  (a)(1)..........................................         7.10
     (a)(2)..........................................         7.10
     (a)(3)..........................................         N.A.
     (a)(4)..........................................         N.A.
     (a)(5)..........................................         7.08; 7.10
     (b).............................................         7.08; 7.10; 12.02
     (c).............................................         N.A.
311  (a).............................................         7.11
     (b).............................................         7.11
     (c).............................................         N.A.
312  (a).............................................         2.05
     (b).............................................         12.03
     (c).............................................         12.03
313  (a).............................................         7.06
     (b)(1)..........................................         7.06
     (b)(2)..........................................         7.06
     (c).............................................         7.06; 12.02
     (d).............................................         7.06
314  (a).............................................         4.06; 4.18; 12.02
     (b).............................................         N.A.
     (c)(1)..........................................         7.02; 12.04; 12.05
     (c)(2)..........................................         7.02; 12.04; 12.05
     (c)(3)..........................................         N.A.
     (d).............................................         N.A.
     (e).............................................         12.05
     (f).............................................         N.A.
315  (a).............................................         7.01(b); 7.02(a)
     (b).............................................         7.05; 12.02
     (c).............................................         7.01
     (d).............................................         6.05; 7.01(c)
     (e).............................................         6.11
316  (a)(last sentence)..............................         2.09
     (a)(1)(A).......................................         6.05
     (a)(1)(B).......................................         6.04
     (a)(2)..........................................         9.02
     (b).............................................         6.07
     (c).............................................         9.05
317  (a)(1)..........................................         6.08
     (a)(2)..........................................         6.09
     (b).............................................         2.04
318  (a).............................................         12.01
     (c).............................................         12.01

                            ________________________

                            N.A. means Not Applicable


Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions..................................................1
SECTION 1.02.     Other Definitions...........................................33
SECTION 1.03.     Incorporation by Reference of Trust Indenture Act...........34
SECTION 1.04.     Rules of Construction.......................................34

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.     Form and Dating.............................................35
SECTION 2.02.     Execution, Authentication and Denomination; Additional
                      Notes; Exchange Notes...................................36
SECTION 2.03.     Registrar and Paying Agent..................................37
SECTION 2.04.     Paying Agent To Hold Assets in Trust........................38
SECTION 2.05.     Holder Lists................................................38
SECTION 2.06.     Transfer and Exchange.......................................38
SECTION 2.07.     Replacement Notes...........................................39
SECTION 2.08.     Outstanding Notes...........................................39
SECTION 2.09.     Treasury Notes..............................................40
SECTION 2.10.     Temporary Notes.............................................40
SECTION 2.11.     Cancellation................................................40
SECTION 2.12.     Defaulted Interest..........................................40
SECTION 2.13.     CUSIP and ISIN Numbers......................................41
SECTION 2.14.     Deposit of Moneys...........................................41
SECTION 2.15.     Book-Entry Provisions for Global Notes......................41
SECTION 2.16.     Special Transfer and Exchange Provisions....................42

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee..........................................46
SECTION 3.02.     Selection of Notes To Be Redeemed...........................46
SECTION 3.03.     Notice of Redemption........................................47
SECTION 3.04.     Effect of Notice of Redemption..............................48
SECTION 3.05.     Deposit of Redemption Price.................................48
SECTION 3.06.     Notes Redeemed in Part......................................48

                                                                            PAGE
                                                                            ----

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Notes............................................49
SECTION 4.02.     Maintenance of Office or Agency.............................49
SECTION 4.03.     Corporate Existence.........................................49
SECTION 4.04.     Payment of Taxes............................................50
SECTION 4.05.     Maintenance of Properties and Insurance.....................50
SECTION 4.06.     Compliance Certificate; Notice of Default...................50
SECTION 4.07.     Intentionally Omitted.......................................51
SECTION 4.08.     Waiver of Stay, Extension or Usury Laws.....................51
SECTION 4.09.     Change of Control...........................................51
SECTION 4.10.     Limitations on Additional Indebtedness......................53
SECTION 4.11.     Limitations on Restricted Payments..........................55
SECTION 4.12.     Limitations on Liens........................................58
SECTION 4.13.     Limitations on Asset Sales..................................58
SECTION 4.14.     Limitations on Transactions with Affiliates.................63
SECTION 4.15.     Limitations on Dividend and Other Restrictions Affecting
                      Restricted Subsidiaries.................................65
SECTION 4.16.     Additional Note Guarantees..................................67
SECTION 4.17.     Limitations on Layering Indebtedness........................67
SECTION 4.18.     Reports to Holders..........................................67
SECTION 4.19.     Limitations on Designation of Unrestricted Subsidiaries.....68
SECTION 4.20.     Limitation on the Issuance or Sale of Equity Interests
                      of Restricted Subsidiaries..............................69

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.     Mergers, Consolidations, Etc................................70

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default...........................................72
SECTION 6.02.     Acceleration................................................74
SECTION 6.03.     Other Remedies..............................................75
SECTION 6.04.     Waiver of Past Defaults.....................................75
SECTION 6.05.     Control by Majority.........................................75
SECTION 6.06.     Limitation on Suits.........................................76
SECTION 6.07.     Rights of Holders To Receive Payment........................76
SECTION 6.08.     Collection Suit by Trustee..................................76
SECTION 6.09.     Trustee May File Proofs of Claim............................76

                                                                            PAGE
                                                                            ----

SECTION 6.10.     Priorities..................................................77
SECTION 6.11.     Undertaking for Costs.......................................77

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee...........................................78
SECTION 7.02.     Rights of Trustee...........................................79
SECTION 7.03.     Individual Rights of Trustee................................80
SECTION 7.04.     Trustee's Disclaimer........................................80
SECTION 7.05.     Notice of Default...........................................81
SECTION 7.06.     Reports by Trustee to Holders...............................81
SECTION 7.07.     Compensation and Indemnity..................................81
SECTION 7.08.     Replacement of Trustee......................................82
SECTION 7.09.     Successor Trustee by Merger, Etc............................83
SECTION 7.10.     Eligibility; Disqualification...............................83
SECTION 7.11.     Preferential Collection of Claims Against the Issuer........84

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Termination of the Issuer's Obligations.....................84
SECTION 8.02.     Legal Defeasance and Covenant Defeasance....................85
SECTION 8.03.     Conditions to Legal Defeasance or Covenant Defeasance.......86
SECTION 8.04.     Application of Trust Money..................................87
SECTION 8.05.     Repayment to the Issuer.....................................88
SECTION 8.06.     Reinstatement...............................................88

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders..................................88
SECTION 9.02.     With Consent of Holders.....................................89
SECTION 9.03.     Effect on Senior Debt.......................................90
SECTION 9.04.     Compliance with the Trust Indenture Act.....................91
SECTION 9.05.     Revocation and Effect of Consents...........................91
SECTION 9.06.     Notation on or Exchange of Notes............................91
SECTION 9.07.     Trustee To Sign Amendments, Etc.............................92

                                                                            PAGE
                                                                            ----

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01.    Notes Subordinated to Senior Debt...........................92
SECTION 10.02.    Suspension of Payment When Senior Debt Is in Default........92
SECTION 10.03.    Notes Subordinated to Prior Payment of All Senior Debt
                      on Dissolution, Liquidation or Reorganization of
                      the Issuer..............................................94
SECTION 10.04.    Payments May Be Made on Notes...............................95
SECTION 10.05.    Holders To Be Subrogated to Rights of Holders of
                      Senior Debt.............................................96
SECTION 10.06.    Obligations of the Issuer Unconditional.....................96
SECTION 10.07.    Notice to Trustee...........................................96
SECTION 10.08.    Reliance on Judicial Order or Certificate of
                      Liquidating Agent.......................................97
SECTION 10.09.    Trustee's Relation to Senior Debt...........................97
SECTION 10.10.    Subordination Rights Not Impaired by Acts or Omissions
                      of the Issuer or Holders of Senior Debt.................97
SECTION 10.11.    Holders Authorize Trustee To Effectuate Subordination
                      of Notes................................................98
SECTION 10.12.    This Article Ten Not To Prevent Events of Default...........98
SECTION 10.13.    Trustee's Compensation Not Prejudiced.......................99

                                 ARTICLE ELEVEN

                                 NOTE GUARANTEE

SECTION 11.01.    Unconditional Guarantee.....................................99
SECTION 11.02.    Subordination of Note Guarantee............................100
SECTION 11.03.    Limitation on Guarantor Liability..........................100
SECTION 11.04.    Execution and Delivery of Note Guarantee...................101
SECTION 11.05.    Release of a Subsidiary Guarantor..........................101
SECTION 11.06.    Waiver of Subrogation......................................102
SECTION 11.07.    Immediate Payment..........................................102
SECTION 11.08.    No Set-Off.................................................103
SECTION 11.09.    Guarantee Obligations Absolute.............................103
SECTION 11.10.    Note Guarantee Obligations Continuing......................103
SECTION 11.11.    Note Guarantee Obligations Not Reduced.....................103
SECTION 11.12.    Note Guarantee Obligations Reinstated......................103
SECTION 11.13.    Note Guarantee Obligations Not Affected....................104
SECTION 11.14.    Waiver.....................................................105
SECTION 11.15.    No Obligation to Take Action Against the Issuers...........105
SECTION 11.16.    Dealing with the Issuers and Others........................105
SECTION 11.17.    Default and Enforcement....................................106
SECTION 11.18.    Acknowledgment.............................................106
SECTION 11.19.    Costs and Expenses.........................................106
SECTION 11.20.    No Merger or Waiver; Cumulative Remedies...................106
SECTION 11.21.    Survival of Note Guarantee Obligations.....................106
SECTION 11.22.    Note Guarantee in Addition to Other Guarantee Obligations..107

                                                                            PAGE
                                                                            ----

SECTION 11.23.    Severability...............................................107
SECTION 11.24.    Successors and Assigns.....................................107

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.    Trust Indenture Act Controls...............................107
SECTION 12.02.    Notices....................................................107
SECTION 12.03.    Communications by Holders with Other Holders...............108
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.........109
SECTION 12.05.    Statements Required in Certificate or Opinion..............109
SECTION 12.06.    Rules by Paying Agent or Registrar.........................109
SECTION 12.07.    Legal Holidays.............................................109
SECTION 12.08.    Governing Law..............................................110
SECTION 12.09.    No Adverse Interpretation of Other Agreements..............110
SECTION 12.10.    No Recourse Against Others.................................110
SECTION 12.11.    Successors.................................................110
SECTION 12.12.    Duplicate Originals........................................110
SECTION 12.13.    Severability...............................................110

Signatures...................................................................S-1


Exhibit A  -  Form of Note
Exhibit B  -  Form of Legends
Exhibit C  -  Form of Certificate To Be Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
Exhibit D  -  Form of Certificate To Be Delivered in Connection with Transfers
                   Pursuant to Regulation S
Exhibit E  -  Form of Certificate To Be Delivered in Connection with Transfers of Temporary Regulation S Global Note
Exhibit F  -  Form of Notation of Subsidiary Guarantee


Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE dated as of February 12, 2004 among Ply Gem Industries, Inc., a Delaware corporation (the "ISSUER"), and each of the Guarantors named herein, as Guarantors, and U.S. Bank National Association, a national banking association, as Trustee (the "TRUSTEE").

         The Issuer has duly authorized the creation of an issue of 9% Senior Subordinated Notes due 2012 and, to provide therefor, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer and the Guarantors has been done.

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS.

         Set forth below are certain defined terms used in this Indenture.

         "144A GLOBAL NOTE" has the meaning given to such term in Section 2.01.

         "ACQUIRED INDEBTEDNESS" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

         "ACQUISITION" means the acquisition on the Issue Date of all of the outstanding Equity Interests of the Issuer by Parent pursuant to the Stock Purchase Agreement, dated as of December 19, 2003, as amended on January 23, 2004, and as further amended on February 12, 2004, by and among Holdings, Nortek, Inc. and WDS LLC.

         "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

         "ADVISORY AGREEMENT" means the advisory agreement to be entered into between the Issuer and Sponsor or an Affiliate or Related Party thereof in connection with the Acquisition.

         "AFFILIATE" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.14 only, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns 10% or more of any class of the Voting Stock of the referent Person or (2) of which 10% or more of the Voting Stock is beneficially owned by the referenced Person. For purposes of this definition and the definition of "Permitted Holder", "CONTROL" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means any Registrar or Paying Agent.

         "AMEND" means to amend, supplement, restate, amend and restate or otherwise modify; and "AMENDMENT" shall have a correlative meaning.

         "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of: (i) 1.0% of the principal amount of such Note; and (ii) the excess of: (a) the present value at such Redemption Date of (1) the Redemption Price of such Note on the First Call Date (such Redemption Price being that described in Section 5 of the Notes) plus (2) all required remaining scheduled interest payments due on such Note through the First Call Date, other than accrued interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 75 basis points per annum discounted on a semi-annual bond equivalent basis, over (b) the principal amount of such Note on such Redemption Date.

         Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; PROVIDED, HOWEVER, that such calculation shall not be a duty or obligation of the Trustee.

         "ASSET" means any asset or property.

         "ASSET ACQUISITION" means

         (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

         (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

         "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "TRANSFER"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

         (1)      transfers of cash or Cash Equivalents;

         (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

         (3)      Permitted Investments and Restricted Payments permitted under
     Section 4.11;

         (4) the creation or realization of any Lien permitted under this Indenture;

         (5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer's reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

         (6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries; and

         (7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million.

         "BANK FINANCING" means the Issuer's entry into the Credit Agreement on or about the Issue Date and its initial borrowings thereunder in connection with the funding of the Acquisition.

         "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

         "CAPITALIZED LEASE" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASH EQUIVALENTS" means:

         (1) marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

         (2) demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

         (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

         (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause
     (2) above; and

         (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

         "CHANGE OF CONTROL" means the occurrence of any of the following events:

         (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, except that in no event shall the parties to the Stockholders' Agreement be deemed a "group" solely by virtue of being parties to the Stockholders' Agreement), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Vot-ing Stock of the Issuer; PROVIDED, HOWEVER, that such event shall not be deemed to be a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer;

         (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

         (3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; PROVIDED that it shall not constitute a Change of Control under this clause
     (3)(b) if, after giving effect to such transaction, one or more of the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing
     (i) 35% or more of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person in such transaction immediately after such transaction and (ii) a greater percentage of the total voting power of the Voting Stock of the Issuer than any other "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

         (4) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

For purposes of this definition, (i) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and (ii) any holding company whose only significant asset is Equity Interests of Parent or the Issuer shall not itself be considered a "person" or "group" for purposes of clause (1) or (3) above.

         "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CASH FLOW" for any period means, without duplication, the sum of the amounts for such period of

         (1)      Consolidated Net Income, PLUS

         (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than any Foreign Subsidiary) only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

                  (a)      Consolidated Income Tax Expense,

                  (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

                  (c)      Consolidated Depreciation Expense,

                  (d)      Consolidated Interest Expense,

                  (e)      Restructuring Expenses,

                  (f)      payments pursuant to the Advisory Agreement, and

                  (g) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, MINUS

         (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period, PLUS or MINUS

         (4) without duplication of amounts included as Restructuring Expenses, with respect to any part of a Four-Quarter Period covered by the section "Summary historical and pro forma financial information" in the Offering Memorandum, the pro forma adjustments to net earnings and the adjustments to "EBITDA" to derive "Adjusted EBITDA" set forth in such section.

         "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "FOUR-QUARTER PERIOD") ending on or prior to the date of determination (the "TRANSACTION DATE") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

         (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

         (2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any Pro Forma Cost Savings) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

         In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

         (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

         (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

         (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

         "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense (less interest income) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

         (1)      imputed interest on Capitalized Lease Obligations,

         (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

         (3)      the net costs associated with Hedging Obligations,

         (4)      the interest portion of any deferred payment obligations,

         (5)      all other non-cash interest expense,

         (6)      capitalized interest,

         (7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), MULTIPLIED BY (b) a fraction, the numerator of which is one and the denominator of which is one MINUS the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

         (8) all interest payable with respect to discontinued operations, and

         (9)      all interest on any Indebtedness described in clause (7) or
     (8) of the definition of "Indebtedness"; PROVIDED that such interest shall be included in Consolidated Interest Expense only to the extent that the amount of the related Indebtedness is reflected on the balance sheet of the Issuer or any Restricted Subsidiary,

LESS, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs associated with the Transactions and (B) the amortization during such period of other capitalized financing costs; PROVIDED, HOWEVER, that, in the case of clause (B), the aggregate amount of amortization relating to such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise thereto.

         Consolidated Interest Expense shall be calculated excluding unrealized gains and losses with respect to Hedging Obligations.

         "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (or loss) (to the extent otherwise included therein), without duplication:

         (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries during such period;

         (2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

         (3) the net income of any Restricted Subsidiary (other than any Foreign Subsidiary) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

         (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

         (5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

         (6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

         (7)      unrealized gains and losses with respect to Hedging
     Obligations;

         (8)      the cumulative effect of any change in accounting principles;

         (9) any amortization or write-offs of debt issuance or deferred financing costs, premiums and prepayment penalties, and other costs and expenses, in each case, paid during such period to the extent attributable to the Transactions and the Exchange Offer pursuant to the Registration Rights Agreement;

         (10) gains and losses realized upon the refinancing of any Indebtedness of the Issuer or any Restricted Subsidiary;

         (11) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period;

         (12) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of Equity Interests or other equity-based awards or any amendment or substitution of any such Equity Interests or other equity-based awards;

         (13) any non-cash goodwill or non-cash asset impairment charges subsequent to the Issue Date;

         (14) any expenses or reserves for liabilities to the extent that the Issuer or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; PROVIDED that any liabilities for which the Issuer or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Issuer or such Restricted Subsidiary will not be indemnified; and

         (15) so long as the Issuer and the Restricted Subsidiaries file a consolidated tax return, or are part of a consolidated group for tax purposes, with Parent, Holdings or any other holding company, the excess of
     (a) the Consolidated Income Tax Expense for such period over (b) all tax payments payable for such period by the Issuer and the Restricted Subsidiaries to Parent, Holdings or such other holding company under a tax sharing agreement or arrangement.

In addition:

         (a) Consolidated Net Income shall be reduced by the amount of any payments to or on behalf of Parent made pursuant to Section 4.14(b)(4); and

         (b) any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.11(a)(3)(d) or decreased the amount of Investments outstanding pursuant to clause (17),
     (18) or (19) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

         For purposes of this definition of "Consolidated Net Income," "NONRECURRING" means, with respect to any cash gain or loss, any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; PROVIDED that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

         "CONSOLIDATED NET TANGIBLE ASSETS" means the aggregate amount of assets of the Issuer (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than the obligations under this Indenture or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Issuer and the Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

         "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota, 55107-2292, Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

         "CREDIT AGREEMENT" means the Credit Agreement dated on or about the Issue Date by and among the Issuer, as Borrower, UBS AG, Stamford Branch, as administrative and collateral agent, UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-arrangers, Deutsche Bank AG Cayman Islands Branch, as syndication agent, Canadian Imperial Bank of Commerce and Merrill Lynch Capital Corporation, as co-documentation agents, the lenders named therein and the guarantors party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time.

         "CREDIT FACILITIES" means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, term loans, letters of credit, receivables financing, commercial paper or any other form of senior debt securities and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, extended, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DEFAULT" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

         "DEPOSITORY" means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

         "DESIGNATED SENIOR DEBT" means (1) Senior Debt and Guarantor Senior Debt under or in respect of the Credit Facilities and (2) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

         "DISQUALIFIED EQUITY INTERESTS" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; PROVIDED, HOWEVER, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; PROVIDED, FURTHER, HOWEVER, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions set forth in Section 4.09 and
Section 4.13 respectively, and such Equity Interests provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions set forth in Section 4.09 and 4.13 respectively.

         "EQUITY CONTRIBUTION" means the contribution of approximately $141.0 million (in cash and management equity awards) by Sponsor, its affiliates and Related Parties, certain other Persons and certain members of the Issuer's management to Holdings in return for Equity Interests in Holdings, and the contribution of cash by Holdings to Parent in connection with the funding of the Acquisition.

         "EQUITY INTERESTS" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

         "EXCHANGE OFFER" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Notes.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning given to such term in the Registration Rights Agreement.

         "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Board of Directors of the Issuer and delivered to the Trustee.

         "FIRST CALL DATE" means February 15, 2008.

         "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Issuer which (i) is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

         "FOUR-QUARTER PERIOD" has the meaning given to such term in the definition of "Consolidated Interest Coverage Ratio."

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

         "GUARANTEE" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "GUARANTEE," when used as a verb, and "GUARANTEED" have correlative meanings.

         "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on and all Obligations of any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

         Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

         (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

         (2)      all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

         Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

         (1) any Indebtedness of such Guarantor to Parent or any of its Subsidiaries;

         (2) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

         (3)      Indebtedness represented by Disqualified Equity Interests;

         (4)      any liability for taxes owed or owing by such Guarantor;

         (5)      that portion of any Indebtedness incurred in violation of
     Section 4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such obligation or their representative shall have received an officers' certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

         (6) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

         (7) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

         "GUARANTORS" means (1) Parent, (2) each Restricted Subsidiary of the Issuer on the Issue Date (other than CWD Windows and Doors, Inc., a Canadian corporation) and (3) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

         "HOLDER" means any registered holder, from time to time, of the Notes.

         "HOLDINGS" means Ply Gem Investment Holdings, Inc., a Delaware corporation, and its successors and assigns.

         "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; PROVIDED that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) the accrual of interest, the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall not be deemed to be an incurrence of Indebtedness.

         "INDEBTEDNESS" of any Person at any date means, without duplication:

         (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

         (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

         (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

         (5) the amount of all Disqualified Equity Interests of such Person calculated in accordance with GAAP (whether classified as debt, equity or mezzanine);

         (6)      all Capitalized Lease Obligations of such Person;

         (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

         (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; PROVIDED that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

         (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

         (10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, except trade payables incurred by such Person in the ordinary course of business.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and
(b) the amount of the Indebtedness secured.

         Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, disinterested and independent with respect to the Issuer and its Affiliates.

         "INITIAL GLOBAL NOTES" has the meaning given to such term in Section 2.01.

         "INITIAL NOTES" has the meaning given to such term in Section 2.01.

         "INITIAL PURCHASERS" means UBS Securities LLC, Deutsche Bank Securities Inc., CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "INSTITUTIONAL ACCREDITED INVESTOR" or "IAI" means an "accredited investor" with the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTEREST" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

         "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

         "INVESTMENTS" of any Person means:

         (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

         (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

         (3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

         (4)      the Designation of any Subsidiary as an Unrestricted
     Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.19. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer, Parent or Holdings shall be deemed not to be Investments.

         "ISSUE DATE" means the date on which the Notes are originally issued.

         "LIEN" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

         "MATURITY DATE" means February 15, 2012.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

         (1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants, investment banks, consultants and placement agents) of such Asset Sale;

         (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

         (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

         (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

         (5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

         "NON-U.S. PERSON" has the meaning assigned to such term in Regulation
S.

         "NOTE GUARANTEE" means the subordinated guarantee by each Guarantor of the Issuer's payment obligations under this Indenture and the Notes, executed pursuant to this Indenture.

         "NOTES" means, collectively, the Issuer's 9% Senior Subordinated Notes due 2012 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Notes or Private Exchange Notes, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

         "OBLIGATION" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFERING MEMORANDUM" means the offering memorandum of the Issuers relating to the Notes dated February 5, 2004.

         "OFFICER" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

         "OFFERING" means the offering of the Notes by the Issuer pursuant to the Offering Memorandum in connection with the funding of the Acquisition.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer, a Guarantor or the Trustee.

         "PARENT" means Ply Gem Holdings, Inc., a Delaware corporation, and its successors and assigns.

         "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer or any Guarantor that ranks PARI PASSU in right of payment with the Notes or the Note Guarantees, as applicable.

         "PERMANENT REGULATION S GLOBAL NOTE" has the meaning given to such term in Section 2.01.

         "PERMITTED BUSINESS" means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto, reasonable extensions thereof or necessary or desirable to facilitate any such business, and any unrelated business to the extent that it is not material in size as compared with the Issuer's business as a whole.

         "PERMITTED HOLDERS" means (1) Sponsor, Caxton Associates, LLC, Caxton-Iseman (Ply Gem) L.P., Frederick J. Iseman, Lee D. Meyer, John Wayne, Shawn Poe, Mark Watson, Bryan Sveinson, David S. McCready, Robert A. Ferris, Steven M. Lefkowitz and any other Person that is a controlled Affiliate of any of the foregoing and (2) any Related Party of any of the foregoing; PROVIDED that in no event shall any operating portfolio company or any holding company for any operating portfolio company (other than the Issuer) shall be a Permitted Holder.

         "PERMITTED INVESTMENT" means:

         (1)      (i) Investments by the Issuer or any Subsidiary Guarantor in
     (a) any Restricted Subsidiary that is a Subsidiary Guarantor or (b) any Person that will become immediately after such Investment a Restricted Subsidiary that is a Subsidiary Guarantor or that will merge or consolidate into the Issuer or any Restricted Subsidiary that is a Sub-sidiary Guarantor and (ii) Investments by any Restricted Subsidiary that is not a Subsidiary Guarantor in any other Restricted Subsidiary;

         (2)      Investments in the Issuer by any Restricted Subsidiary;

         (3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer, Parent or Holdings not in excess of $5.0 million at any one time outstanding;

         (4)      Hedging Obligations incurred pursuant to Section 4.10;

         (5)      cash and Cash Equivalents;

         (6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

         (7) Investments in securities of trade creditors or customers received upon foreclosure or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

         (8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.13;

         (9) lease, utility and other similar deposits in the ordinary course of business;

         (10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

         (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

         (12) guarantees of Indebtedness permitted to be incurred under this Indenture;

         (13) loans and advances to suppliers, licensees, franchisees or customers of the Issuer or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount, together with the aggregate amount of Indebtedness under clause (14) of the definition of "Permitted Indebtedness," not to exceed $5.0 million at any time outstanding;

         (14) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are made in the ordinary course of business;

         (15)     Investments in existence on the Issue Date;

         (16) prepaid expenses, negotiable instruments held for collection and workers' compensation, performance and other similar deposits in the ordinary course of business;

         (17) Investments in an aggregate amount not to exceed, at any one time outstanding, the greater of (a) $20.0 million and (b) 7.0% of Consolidated Net Tangible Assets at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value);

         (18) Investments in Subsidiaries that are not Guarantors or Foreign Subsidiaries in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); and

         (19) Investments in Foreign Subsidiaries in an aggregate amount not to exceed, at any one time outstanding, the greater of (a) $10.0 million and (b) 3.5% of Consolidated Net Tangible Assets at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time pursuant to clause (17), (18) or (19) above shall be deemed to be reduced:

         (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (17), (18) or (19) above, as the case may be, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

         (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (17),
     (18) or (19) above, as the case may be.

         "PERMITTED JUNIOR SECURITIES" means:

         (1)      Equity Interests in the Issuer or any Guarantor; or

         (2) debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under this Indenture.

         "PERMITTED LIENS" means the following types of Liens:

         (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

         (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

         (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

         (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

         (9) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; PROVIDED that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

         (10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

         (11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (12) Liens securing all of the Notes and Liens securing any Note Guarantee;

         (13)     Liens securing Senior Debt or Guarantor Senior Debt;

         (14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

         (15)     Liens in favor of the Issuer or a Guarantor;

         (16)     Liens securing Indebtedness under the Credit Facilities;

         (17) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; PROVIDED that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

         (18) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; PROVIDED that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

         (19) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

         (20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (14), (16),
     (17), (18) and (19); PROVIDED that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

         (21) Liens securing Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor permitted to be incurred under this Indenture; PROVIDED that such Lien extends only to the assets and Equity Interests of such Restricted Subsidiary;

         (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (23) Liens with respect to obligations that do not in the aggregate exceed $5.0 million at any one time outstanding.

         "PERMITTED SALE AND LEASEBACK TRANSACTION" means a refinancing by the Issuer or one of its Subsidiaries following the date of this Indenture of all or a portion of the Indebtedness outstanding on the Issue Date in an aggregate principal amount of up to $29.8 million with respect to municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds, with the proceeds of one or more Sale and Leaseback Transactions effected as operating leases involving the applicable properties securing such debt; PROVIDED that (i) the Issuer or such Subsidiary receives consideration at the time of such Permitted Sale and Leaseback Transaction at least equal to the Fair Market Value of the applicable property included in such Permitted Sale and Leaseback Transaction; (ii) at the time of and immediately after giving effect to such Permitted Sale and Leaseback Transaction and the application of the proceeds thereof, no Default shall have occurred and be continuing and (iii) the proceeds of at least 525% of the aggregate operating lease payments in respect of such Permitted Sale and Leaseback Transaction (such amount, the "PERMITTED SALE AND LEASEBACK TRANSACTION AMOUNT") are received in the form of cash or Cash Equivalents and used to repay Senior Debt or Guarantor Senior Debt.

         "PERMITTED SALE AND LEASEBACK TRANSACTION AMOUNT" shall have the meaning assigned to such term in the definition of "Permitted Sale and Leaseback Transaction."

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

         "PREFERRED STOCK" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

         "PRINCIPAL" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

         "PRIVATE EXCHANGE" has the meaning given to it in the Registration Rights Agreement.

         "PRIVATE EXCHANGE NOTES" has the meaning given to it in the Registration Rights Agreement.

         "PRIVATE PLACEMENT LEGEND" means the legends initially set forth on the Notes in the form set forth in EXHIBIT B.

         "PRO FORMA COST SAVINGS" means, with respect to any period, the reductions in costs that occurred during the Four-Quarter Period that are (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) implemented, committed to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during the Four-Quarter Period in order to achieve such reduction in costs.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; PROVIDED, HOWEVER, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and payment and (2) such Indebtedness shall be incurred within one year after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

         "QUALIFIED EQUITY INTERESTS" means Equity Interests of the Issuer other than Disqualified Equity Interests; PROVIDED that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

         "QUALIFIED EQUITY OFFERING" means the issuance and sale of Qualified Equity Interests by the Issuer or Equity Interests by Parent or Holdings; PROVIDED, HOWEVER, that in the case of an issuance or sale of Equity Interests of Parent or Holdings, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution or consideration for the issuance and sale of Qualified Equity Interests immediately prior to such redemption.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "RECORD DATE" means the applicable Record Date specified in the Notes; PROVIDED that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

         "REDEEM" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "REDEMPTION" shall have a correlative meaning; provided that this definition shall not apply for purposes of Section 5 or Section 6 of the Notes or Article Three.

         "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

         "REFINANCE" means to refinance, repay, prepay, replace, renew, refund, redeem, defease or retire.

         "REFINANCING INDEBTEDNESS" means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "REFINANCED INDEBTEDNESS"); PROVIDED that:

         (1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

         (2) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

         (3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was PARI PASSU with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks PARI PASSU with, or is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;

         (4) the Refinancing Indebtedness has a final Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes; and

         (5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

         "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer, the Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "RELATED PARTY" means, with respect to any Person, (1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse or immediate family member (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

         "REPRESENTATIVE" means any agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

         "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

         "RESTRICTED PAYMENT" means any of the following:

         (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and
     (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and PRO RATA dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

         (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, or any equity holder of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

         (3)      any Investment other than a Permitted Investment; or

         (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

         "RESTRICTED SECURITY" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

         "RESTRUCTURING EXPENSES" means losses, expenses and charges incurred in connection with restructuring within the Issuer and/or one or more Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

         "SALE AND LEASEBACK TRANSACTIONS" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECRETARY'S CERTIFICATE" means a certificate signed by the Secretary of the Issuer.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SENIOR DEBT" means the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on and all Obligations of any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

         Without limiting the generality of the foregoing, "Senior Debt" shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

         (1) all monetary obligations of every nature under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

         (2)      all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

         Notwithstanding the foregoing, "Senior Debt" shall not include:

         (1) any Indebtedness of the Issuer to Parent or any of its Subsidiaries;

         (2) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

         (3)      Indebtedness represented by Disqualified Equity Interests;

         (4)      any liability for taxes owed or owing by the Issuer;

         (5)      that portion of any Indebtedness incurred in violation of
     Section 4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

         (6) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

         (7) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

         "SIGNIFICANT SUBSIDIARY" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, or which are being released from their Note Guarantees (in the case of clause (9) of Section 9.02(b), would constitute a Significant Subsidiary under clause (1) of this definition.

         "SPONSOR" means Caxton-Iseman Capital, Inc.

         "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, dated as of the Issue Date, by and among Ply Gem Investment Holdings, Inc., Caxton-Iseman (Ply Gem), L.P. and certain members of our management and other parties thereto.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

         "SUBSIDIARY" means, with respect to any Person:

         (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

         "SUBSIDIARY GUARANTOR" means any Guarantor other than Parent.

         "TEMPORARY REGULATION S GLOBAL NOTE" has the meaning given to such term in Section 2.01.

         "TRANSACTIONS" means (i) the Acquisition; (ii) the Equity Contribution;
(iii) the Bank Financing; and (iv) the Offering.

         "TREASURY RATE" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the First Call Date; PROVIDED, HOWEVER, that if the period from such Redemption Date to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "UNRESTRICTED SUBSIDIARY" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.19 and (2) any Subsidiary of an Unrestricted Subsidiary.

         "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "U.S. LEGAL TENDER" means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

         "VOTING STOCK" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

SECTION 1.02.     OTHER DEFINITIONS.

TERM                                                          DEFINED IN SECTION
----                                                          ------------------

"Additional Notes"....................................                2.02
"Affiliate Transaction"...............................                4.14
"Authentication Order"................................                2.02
"Change of Control Offer".............................                4.09
"Change of Control Payment Date"......................                4.09
"Change of Control Purchase Price"....................                4.09
"Covenant Defeasance".................................                8.02
"Coverage Ratio Exception"............................                4.10
"Designation".........................................                4.19
"Designation Amount"..................................                4.19
"Event of Default"....................................                6.01
"Excess Proceeds".....................................                4.13
"Four-Quarter Period".................................                1.01
"Global Note".........................................                2.01
"Guarantee Obligations"...............................               11.01
"IAI Global Note".....................................                2.01
"Legal Defeasance"....................................                8.02
"Net Proceeds Deficiency".............................                4.13
"Net Proceeds Offer"..................................                4.13
"Net Proceeds Payment Date"...........................                4.13
"Non-Payment Default".................................               10.02
"Offered Price".......................................                4.13
"Pari Passu Indebtedness Price".......................                4.13
"Parent Successor"....................................                5.01
"Participants"........................................                2.15
"Paying Agent"........................................                2.03
"Payment Amount"......................................                4.13
"Payment Blockage Notice".............................               10.02
"Payment Blockage Period".............................               10.02
"Payment Default".....................................               10.02
"Permitted Indebtedness"..............................                4.10
"Physical Notes"......................................                2.01
"Redesignation".......................................                4.19
"Registrar"...........................................                2.03
"Regulation S Global Note"............................                2.01
"Restricted Payments Basket"..........................                4.11
"Successor"...........................................                5.01
"Transaction Date" ...................................                1.01

SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes.

         "INDENTURE SECURITY HOLDER" means a Holder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Issuer, any Guarantor or any other obligor on the Notes.

         All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5)      provisions apply to successive events and transactions;

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (7) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.     FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Note Guarantee from each of the Guarantors existing on the Issue Date endorsed thereon substantially in the form of EXHIBIT F.

         The terms and provisions contained in the Notes and the Note Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in EXHIBIT A (the "144A GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in EXHIBIT B.

         Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form, substantially in the form of Exhibit A (the "TEMPORARY REGULATION S GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in EXHIBIT B. Reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, upon receipt by the Trustee and the Issuer of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Note is a Non-U.S. Person, substantially in the form of EXHIBIT E from the Depository, a single permanent global Note in registered form substantially in the form of EXHIBIT A (the "PERMANENT REGULATION S GLOBAL NOTE," and together with the Temporary Regulation S Global Note, the "REGULATION S GLOBAL NOTE") duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Note and the issuance of the Permanent Regulation S Global Note.

         The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent Global Note in registered form, substantially in the form set forth in EXHIBIT A (the "IAI GLOBAL NOTE," and, together with the 144A Global Note and the Regulation S Global Note, the "INITIAL GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT B.

         Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in EXHIBIT A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the "GLOBAL NOTES") or as Physical Notes.

         The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A and bearing the applicable legends, if any, (the "PHYSICAL NOTES").

SECTION 2.02. EXECUTION, AUTHENTICATION AND DENOMINATION; ADDITIONAL NOTES; EXCHANGE NOTES

         One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature. One Officer of a Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Note Guarantee for such Guarantor by manual or facsimile signature.

         If an Officer whose signature is on a Note or Note Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note (and the Note Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed $225,000,000 (the "INITIAL NOTES"), (ii) additional Notes (the "ADDITIONAL NOTES") having identical terms and conditions to the Initial Notes, except for issue date, issue price and first interest payment date, in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.10) and (iii) Exchange Notes or Private Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Company in the form of a certificate of an Officer of the Company (an "AUTHENTICATION ORDER"). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes, Private Exchange Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, the first such Authentication Order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee.

         All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes and the Private Exchange Notes shall bear any legend required by applicable law.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

         The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Issuer shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer may act as Registrar or Paying Agent, except that for the purposes of Article Eight, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.     PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Issuer shall require each Paying Agent other than the Trustee or the Issuer or any Subsidiary to agree in writing that, subject to Article Ten and Section 11.02, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.     HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.     TRANSFER AND EXCHANGE.

         Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

         Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

         Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.     REPLACEMENT NOTES.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

         Every replacement Note is an additional obligation of the Issuer and every replacement Note Guarantee shall constitute an additional obligation of the Guarantor thereof.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.08.     OUTSTANDING NOTES.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

         If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.     TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.     CANCELLATION.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     DEFAULTED INTEREST.

         If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.     CUSIP AND ISIN NUMBERS.

         The Issuer in issuing the Notes may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the "CUSIP" or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" or "ISIN" numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

SECTION 2.14.     DEPOSIT OF MONEYS.

         Subject to Section 2 of the Notes, prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, as the case may be.

SECTION 2.15.     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

         (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT B, as applicable.

         Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuer that it is unwilling or unable to act as Depository for any Global Note, the Issuer so notifies the Trustee in writing and a successor Depository is not appointed by the Issuer within 90 days of such notice or (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in the form of Physical Notes under this Indenture. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

         (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute, (ii) the Guarantors shall execute notations of Note Guarantees on and (iii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

         (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.     SPECIAL TRANSFER AND EXCHANGE PROVISIONS.

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

         (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Issuer;

         (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

         (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

         (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

         (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

         (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

         (c) TRANSFERS OF INTERESTS IN THE TEMPORARY REGULATION S GLOBAL NOTE. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

         (i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note, whether or not such Global Note bears the Private Placement Legend if the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT E stating, among other things, that the proposed transferee is a Non-U.S. Person (except for a transfer to an Initial Purchaser);

         (ii) if the proposed transferee is a Participant, upon receipt by the Registrar of the documents referred to in clause (i)(x) above, if required, and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Temporary Regulation S Global Note.

(d) TRANSFERS TO NON-U.S. PERSONS. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

         (i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of EXHIBIT D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuer may reasonably request; and

         (ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

         (e) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

         (f) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (g) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

         (h) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

         (i) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     NOTICES TO TRUSTEE.

         If the Issuer elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Trustee at least 31 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time pursuant to Sections 5 and 6 of the Notes, the Trustee will select Notes for redemption as follows:

         (x) if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

         (y) if the Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate;

PROVIDED that, in the case of such redemption pursuant to Section 6(a) of the Notes, the Trustee will select the Notes on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of the Depository) unless that method is otherwise prohibited.

         No Notes of $1,000 or less shall be redeemed in part.

SECTION 3.03.     NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 may be more than 60 days before such Redemption Date). At the Issuer's request, the Trustee shall forward the notice of redemption in the Issuer's name and at the Issuer's expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

         (1)      the Redemption Date;

         (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (3)      the name and address of the Paying Agent;

         (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

         (5) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

         (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

         (8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

         The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Except with respect to redemption pursuant to Section 6(b) of the Notes, notices of redemption may not be conditional.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuer shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

         On or before 10:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.

         If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.     NOTES REDEEMED IN PART.

         If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     PAYMENT OF NOTES.

         The Issuer shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Issuer shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate PER ANNUM borne by the Notes.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

         The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

         The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuer hereby initially designates U.S. Bank, National Association, located at 100 Wall Street, Suite 1600, New York, New York 10005, Lobby Level,
Attn: Corporate Trust, as such office of the Issuer in accordance with Section 2.03.

SECTION 4.03.     CORPORATE EXISTENCE.

         Except as otherwise permitted by Article Five, the Issuer shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and material franchises of the Issuer and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Issuer shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Restricted Subsidiary, if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the Issuer and the Guarantors, taken as a whole.

SECTION 4.04.     PAYMENT OF TAXES.

         The Issuer and the Guarantors shall, and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a liability or Lien upon the property of it or any of the Restricted Subsidiaries which would reasonably be expected to have a material adverse effect on the Issuer and the Guarantors taken as a whole; PROVIDED, HOWEVER, that the Issuer and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made, or any such tax, assessment, charge or claim that would not reasonably be expected to have a material adverse effect on the Issuer and the Guarantors taken as a whole.

SECTION 4.05.     MAINTENANCE OF PROPERTIES AND INSURANCE.

         The Issuer shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this
Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is desirable in the conduct of the business of the Issuer or any such Restricted Subsidiary, and if such discontinuance or disposal would not, individually or in the aggregate, have a material adverse effect on the ability of the Issuer or the Guarantors to perform each of their respective obligations hereunder; PROVIDED, FURTHER, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

SECTION 4.06.     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

         (a) The Issuer shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer and the Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Issuer is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes the fiscal year end.

         (b) The Issuer shall deliver to the Trustee promptly and in any event within seven days after any Officer of the Issuer becomes aware of the occurrence of any Default an Officers' Certificate specifying the Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.

SECTION 4.07.     INTENTIONALLY OMITTED.

SECTION 4.08.     WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Issuer and each Guarantor covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Note Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09.     CHANGE OF CONTROL.

         Upon the occurrence of any Change of Control, each Holder of Notes will have the right to require that the Issuer purchase that Holder's Notes pursuant to a Change of Control Offer (the "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Issuer will offer to pay an amount in cash (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount of Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Issuer will mail, or cause to be mailed, a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date (the "CHANGE OF CONTROL PAYMENT DATE") specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described below. Such notice shall state:

         (1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered and not withdrawn will be accepted for payment;

         (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

         (3)      that any Note not tendered will continue to accrue interest;

         (4) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered (equal to $1,000 or an integral multiple thereof).

         On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

         (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

         (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and

         (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

         The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

         The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Issuer shall cause the Change of Control Offer to remain open for at least 20 Business Days or for such longer period as may be required by law. The Issuer will comply, and will cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer will not be deemed to have breached their obligations under this Section 4.09 by virtue of complying with such laws or regulations.

SECTION 4.10.     LIMITATIONS ON ADDITIONAL INDEBTEDNESS.

         (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; PROVIDED that the Issuer or any Guarantor may incur additional Indebtedness, and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the "COVERAGE RATIO EXCEPTION").

         (b) Notwithstanding Section 4.10(a), each of the following shall be permitted (the "PERMITTED INDEBTEDNESS"):

         (1) Indebtedness of the Issuer or any Guarantor under the Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (a) $250.0 million LESS, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Available Proceeds applied to repayments under the Credit Facilities in accordance with Section 4.13 (PROVIDED that the amount under this clause (a) shall in no event be reduced to below $65.0 million) and (b) the amount that is 2.5 times Consolidated Cash Flow for the Four-Quarter Period;

         (2) the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

         (3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

         (4) Indebtedness under Hedging Obligations of the Company or any Restricted Subsidiary not for the purpose of speculation; PROVIDED that if such Hedging Obligations are of the type described in clause (1) of the definition thereof, (a) such Hedging

     Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.10, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

         (5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; PROVIDED, HOWEVER, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

         (6) Indebtedness in respect of bid, performance, surety bonds and workers' compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety bonds and workers' compensation claims, self-insurance obligations and bankers acceptances;

         (7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $25.0 million;

         (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence;

         (9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

         (10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (2), (3), (11)(B) or
     (13)(B) of this Section 4.10(b) or this clause (10);

         (11) (A) Acquired Indebtedness of the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $20.0 million at any time outstanding and (B) Acquired Indebtedness of the Issuer or any Restricted Subsidiary assumed or acquired in connection with a transaction governed by, and effected in accordance with, Section 5.01(a);

         (12) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing any such acquisition; PROVIDED that the maximum aggregate liability in respect of all such obligations outstanding under this clause
     (12) shall at no time exceed (a) in the case of an acquisition, $10.0 million (PROVIDED that the amount of such liability shall be deemed to be the amount thereof, if any, reflected on the balance sheet of the Issuer or any Restricted Subsidiary (E.G., the amount of such liability shall be deemed to be zero if no amount is reflected on such balance sheet)) and (b) in the case of a disposition, the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

         (13) (A) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $30.0 million at any time outstanding and (B) Indebtedness of Foreign Subsidiaries if, after giving effect thereto the Consolidated Interest Coverage Ratio (with the references to the Issuer and the Restricted Subsidiaries in the definitions used in the calculation thereof being to Foreign Subsidiaries (other than Unrestricted Subsidiaries)) of all Foreign Subsidiaries would be at least 2.00 to 1.00; PROVIDED that Indebtedness under this clause (13) may be incurred under any Credit Facility;

         (14) Indebtedness of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount, together with the aggregate amount of Investments under clause (13) of the definition of "Permitted Investments," not to exceed $5.0 million at any time outstanding; and

         (15) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $25.0 million at any time outstanding.

         (c) For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall classify and may reclassify, in its sole discretion, such item of Indebtedness and may divide, classify and reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

SECTION 4.11.     LIMITATIONS ON RESTRICTED PAYMENTS.

         (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

         (1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

         (2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

         (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5),
     (6), (7), (8) or (9) of Section 4.11(b)), exceeds the sum (the "RESTRICTED PAYMENTS BASKET") of (without duplication):

                  (a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), PLUS

                  (b) 100% of the aggregate net cash proceeds received by the Issuer and 100% of the Fair Market Value at the time of receipt of assets other than cash, if any, received by the Issuer, either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than (A) any such proceeds which are used to redeem Notes in accordance with Section 6(a) of the Notes or (B) any such proceeds or assets received from a Subsidiary of the Issuer, PLUS

                  (c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), PLUS

                  (d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and
         (ii) the amount of such Investment that was treated as a Restricted Payment, PLUS

                  (e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

                  (b)      The foregoing provisions will not prohibit:

                  (1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

                  (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

                  (3) the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.10 and the other terms of this Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with Section 4.09 and Section 4.13 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

                  (4) payments by the Issuer or to Parent to permit Parent or Holdings, and which are used by Parent or Holdings, to redeem Equity Interests of the Issuer, Parent or Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; PROVIDED that the aggregate cash consideration paid for all such redemptions shall not exceed the sum of (A) $5.0 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of Holdings, Parent or the Issuer to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (4), plus (C) the net cash proceeds of any "key-man" life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4);

                  (5) payments to Parent permitted pursuant to clauses (3) and (4) of Section 4.14(b);

                  (6) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

                  (7) to the extent that the Net Available Proceeds (without duplication of any amount that increased the Restricted Payments Basket) of any Permitted Sale and Leaseback Transaction exceed the Permitted Sale and Leaseback Transaction Amount, payments of such excess amount to Parent to permit Parent or Holdings, and the subsequent use of such payments by Parent or Holdings, to pay a dividend to the holders of Equity

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         Interests of Parent or Holdings or a distribution to the holders of
         Indebtedness of Parent or Holdings;

                  (8) distributions to Parent in order to enable Parent or Holdings to pay customary and reasonable costs and expenses of an offering of securities of Parent or Holdings that is not consummated; or

                  (9)      additional Restricted Payments of $20.0 million;

PROVIDED that (a) in the case of any Restricted Payment pursuant to clause
(3)(c) or (7) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2), (3) or (4)(B) above shall increase the Restricted Payments Basket.

SECTION 4.12.     LIMITATIONS ON LIENS.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom securing any Indebtedness (other than Permitted Liens), unless contemporaneously therewith:

         (1) in the case of any Lien securing an obligation that ranks PARI PASSU with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

         (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.13.     LIMITATIONS ON ASSET SALES.

         (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale (other than a Permitted Sale and Leaseback Transaction) unless:

         (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

         (2) either (x) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents or (y) the cash or Cash Equivalents portion (without giving effect to Section 4.13(b)(3)) of the total consideration received in such Asset Sale shall be no less than an amount equal to the product of (A) 5.25 and (B) the portion of Consolidated Cash Flow for the Four-Quarter Period directly attributable to the assets included in such Asset Sale.

         (b) For purposes of clause (2) of Section 4.13(a), the following shall be deemed to be cash:

         (1) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

         (2) the amount of any obligations received from such transferee that are within 90 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

         (3) the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

         (c) If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to Section 4.1(b)(2) above in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.13.

         (d) If the Issuer or any Restricted Subsidiary engages in an Asset Sale (other than a Permitted Sale and Leaseback Transaction), the Issuer or such Restricted Subsidiary shall, by no later than 12 months following the later of the consummation thereof and the Issuer's or Restricted Subsidiary's receipt of the Net Available Proceeds, have applied all or any of the Net Available Proceeds therefrom to:

         (1) repay Senior Debt or Guarantor Senior Debt, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

         (2) repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

         (3) (A) invest in the purchase of assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in the Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B); PROVIDED that the Issuer or such Restricted Subsidiary shall be deemed to have applied Net Available Proceeds in accordance with this clause (3) within such 12-month period if, within such 12-month period, it has entered into a binding commitment or agreement to invest such Net Available Proceeds and continues to use all reasonable efforts to so apply such Net Available Proceeds as soon as practicable thereafter; PROVIDED, FURTHER, that upon any abandonment or termination of such commitment or agreement, the Net Available Proceeds not applied will constitute Excess Proceeds (as defined below). In addition, following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, cash (whether or not actual Net Available Proceeds of such Asset Sale) used for the purposes described in subclause (A), (B) and (C) of this clause (3) that are designated as uses in accordance with this clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Available Proceeds applied in accordance with this clause (3).

The amount of Net Available Proceeds not applied or invested as provided in this
Section 4.13(d) will constitute "EXCESS PROCEEDS."

         (e) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

         (1) the Issuer will (a) make an offer to purchase (a "NET PROCEEDS OFFER") to all Holders in accordance with the procedures set forth in this Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds;

         (2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in this Indenture and the Redemption Price for such Pari Passu Indebtedness (the "PARI PASSU INDEBTEDNESS PRICE") shall be as set forth in the related documentation governing such Indebtedness;

         (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the PRO RATA portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a PRO RATA basis; and

         (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

         (f) To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

         (g) In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Article Five other than a transaction meeting the requirements of Section 5.01(a)(3)(b), the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this Section 4.13, and shall comply with the provisions of this
Section 4.13 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

         (h) Upon the commencement of a Net Proceeds Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at is registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Net Proceeds Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

         (1) that the Net Proceeds Offer is being made pursuant to this Section;

         (2) the Payment Amount, the Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is mailed (the "NET PROCEEDS PAYMENT DATE");

         (3) that any Notes not tendered or accepted for payment shall continue to accrue interest;

         (4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Net Proceeds Payment Date;

         (5) that Holders electing to have any Notes purchased pursuant to any Net Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option of

     Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Net Proceeds Payment Date;

         (6) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the Net Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Payment Amount, the Issuer shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

         (i) On the Net Proceeds Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer, subject to pro ration if the aggregate Notes tendered exceed the Payment Amount allocable to the Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Payment Amount allocable to the Notes and the amount sufficient to pay the Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Net Proceeds Offer on the Net Proceeds Payment Date.

         (j) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. However, if the Net Proceeds Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

         (k) The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Sec-tion 4.13, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.13 by virtue of this compliance.

SECTION 4.14.     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

         (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "AFFILIATE TRANSACTION"), unless:

         (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

         (2)      the Issuer delivers to the Trustee:

                  (x) with respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and (x) a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the directors of the Issuer who are disinterested with respect to such Affiliate Transaction, approving such Affiliate Transaction or (y) if there are no such disinterested directors, a written opinion described in clause (y) below; and

                  (y) with respect to any Affiliate Transaction involving aggregate value of $20.0 million or more, the certificates described in the preceding clause (x) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.

         (b)      The foregoing restrictions shall not apply to:

         (1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; PROVIDED, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

         (2) reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, compensation, employment and severance agreements, in each case approved by the Board of Directors;

         (3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

         (4) payments by the Issuer to or on behalf of Parent in an amount sufficient to pay out-of-pocket legal, accounting and filing and other general corporate overhead costs of Parent actually incurred by Parent, in any case in an aggregate amount not to exceed $500,000 in any calendar year;

         (5) loans and advances permitted by clause (3) of the definition of "Permitted Investments";

         (6) payments to Sponsor or an Affiliate or Related Party thereof in respect of management and consulting services rendered to the Issuer and the Restricted Subsidiaries in the amounts and at the times specified or permitted in the Advisory Agreement, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Holders in any material respect than such agreement as it was in effect on the Issue Date; PROVIDED that no Default described in Section 6.01(1), (2), (3), (7) or (8) shall have occurred and be continuing or occur as a consequence thereof;

         (7)      any Restricted Payments which are made in accordance with
     Section 4.11;

         (8) entering into an agreement that provides registration rights to the shareholders of the Issuer, Parent or Holdings or amending any such agreement with shareholders of the Issuer, Parent or Holdings and the performance of such agreements;

         (9) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; PROVIDED that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

         (10) any merger, consolidation or reorganization of the Issuer with an Affiliate, solely for the purposes of (a) reorganizing to facilitate an initial public offering of securities of the Issuer, Parent, Holdings or other holding company, (b) forming a holding company or (c) reincorporating the Issuer in a new jurisdiction;

         (11) (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests;

         (12) (a) any agreement in effect on the Issue Date (other than the Advisory Agreement) and disclosed in the Offering Memorandum, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Holders in any material respect than such agreement as it was in effect on the Issue Date or (b) any transaction pursuant to any agreement referred to in the immediately preceding clause (a); or

         (13) any Investment in an Unrestricted Subsidiary; PROVIDED that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such Unrestricted Subsidiary.

SECTION 4.15. LIMITATIONS ON DIVIDEND AND OTHER RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

         (a) pay dividends or make any other distributions on or in respect of its Equity Interests;

         (b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

         (c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

         except for:

         (1) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

         (2) encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees;

         (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

         (4) encumbrances or restrictions existing under agreements existing on the date of this Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

         (5) restrictions relating to any Lien permitted under this Indenture imposed by the holder of such Lien;

         (6) restrictions imposed under any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale;

         (7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

         (8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

         (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

         (10)     Purchase Money Indebtedness incurred in compliance with
     Section 4.10 that impose restrictions of the nature described in clause (c) above on the assets acquired;

         (11) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

         (12) encumbrances or restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of assets subject to such security agreements or mortgages;

         (13) encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries, or municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds, permitted to be incurred under this Indenture; PROVIDED that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Issuer, materially impair the Issuer's ability to make payment on the Notes when due; and

         (14) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; PROVIDED that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 4.16.     ADDITIONAL NOTE GUARANTEES.

         (a) If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Designated Restricted Subsidiary) guarantees any Indebtedness under any Credit Facility (other than any Foreign Subsidiary that guarantees Indebtedness of only other Foreign Subsidiaries under any such Credit Facility) or (b) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

         (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

         (2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

         (b) Notwithstanding Section 4.16(a), a Subsidiary Guarantor will be automatically and unconditionally released and discharged from its obligations under its Note Guarantee, this Indenture and the Registration Rights Agreement under the circumstances set forth in Section 11.05. The form of the Note Guarantee is attached hereto as EXHIBIT F.

SECTION 4.17.     LIMITATIONS ON LAYERING INDEBTEDNESS.

         The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary and subordinated in right of payment to any other Indebtedness of the Issuer or of such Restricted Subsidiary, as the case may be.

         For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.18.     REPORTS TO HOLDERS.

         Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, or file electronically with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods that would be applicable to the Issuer if it were subject to
Section 13(a) or 15(d) of the Exchange Act:

         (1) all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms; and

         (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

         In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

         Notwithstanding anything to the contrary, the Issuer will be deemed to have complied with its obligations in the preceding two paragraphs following the filing of the Exchange Offer Registration Statement and prior to the effectiveness thereof if the Exchange Offer Registration Statement includes the information specified in clause (1) above at the times it would otherwise be required to file such Forms. If Parent has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically with the SEC's Electronic Data Gathering, Analysis and Retrieval System (or any successor system), the reports described herein with respect to Parent (including any financial information required by Regulation S-X relating to the Issuer and the Subsidiary Guarantors), the Issuer shall be deemed to be in compliance with the provisions of this Section 4.18.

         The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.19.     LIMITATIONS ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

         (a) The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an "Unrestricted Subsidiary" under this Indenture (a "DESIGNATION") only if:

         (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

         (2) either (A) the Subsidiary to be so Designated has total assets of $1,000 or less; or (B) the Issuer would be permitted to make, at the time of such Designation, (x) a Permitted Investment or (y) an Investment pursuant to Section 4.11(a), in either case, in an amount (the "DESIGNATION AMOUNT") equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date.

         (b) No Subsidiary shall be Designated as an "Unrestricted Subsidiary" if such Subsidiary or any of its Subsidiaries owns (i) any Equity Interests (other than Qualified Equity Interests) of the Issuer or (ii) any Equity Interests of any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so Designated.

         (c) If, at any time, any Unrestricted Subsidiary fails to meet the requirements of Section 4.19(a) and (b) as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.10 or the Lien is not permitted under Section 4.12, the Issuer shall be in default of the applicable section.

         (d) The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "REDESIGNATION") only if:

         (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

         (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

         (e) All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee, certifying compliance with the foregoing provisions.

SECTION 4.20. LIMITATION ON THE ISSUANCE OR SALE OF EQUITY INTERESTS OF RESTRICTED SUBSIDIARIES.

         The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a PRO RATA basis, (2) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary, or (3) if immediately after giving effect to such sale or issuance, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this Section 4.20 but is subject to Section 4.13. Notwithstanding the foregoing, this covenant shall not prohibit the issuance or sale of Equity Interests of any Restricted Subsidiary in connection with (a) the formation or capitalization of a Restricted Subsidiary or (b) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Issuer by reason of acquisition of securities or assets from another Person; PROVIDED that following the consummation of any transaction or transactions contemplated by clause (a) or (b), the ownership of the Equity Interests of the relevant Restricted Subsidiary or Restricted Subsidiaries shall be as if this covenant had been complied with at all times.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.     MERGERS, CONSOLIDATIONS, ETC.

         (a) The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person (other than a merger with an Affiliate solely for the purpose of and with the effect of changing the Issuer's jurisdiction of incorporation to another State of the United States or forming a holding company for the Issuer), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

         (1)      either:

                 (a)       the Issuer will be the surviving or continuing
         Person; or

                 (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement;

         (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

         (3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (b) the Consolidated Interest Coverage Ratio of the Issuer or the Successor, as the case may be, would be not less than the Consolidated Coverage Ratio of the Issuer immediately prior to such transaction.

For purposes of this Section 5.01(a), any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

         (b) Parent will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Parent and its Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

         (1)      either:

                 (a)       Parent will be the surviving or continuing Person; or

                 (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "PARENT SUCCESSOR") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Parent Successor (unless the Parent Successor is the Issuer) expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of Parent under the Notes, this Indenture and the Registration Rights Agreement; and

         (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

         (c) Except as provided in Section 11.05 no Guarantor (other than Parent) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

         (1)      either:

                  (a) such Guarantor will be the surviving or continuing Person; or

                  (b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement, and, in the case of a consolidation or merger with Parent, is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia; and

         (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

         (d) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all


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

or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer or Parent, as the case may be.

         (e) Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or Parent in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

         (f) Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         Each of the following is an "EVENT OF DEFAULT":

         (1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);

         (2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);

         (3) failure by the Issuer to comply with Section 5.01 or in respect of its obligations to make a Change of Control Offer as described under Section 4.09 (whether or not such compliance is prohibited by the subordination provisions of this Indenture);

         (4) failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

         (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

                  (a) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) principal on such Indebtedness within the applicable express grace period,

                  (b) results in the acceleration of such Indebtedness prior to its express final maturity or

                  (c) results in the judicial authorization to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $20.0 million or more;

         (6) one or more judgments or orders that exceed $20.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

         (7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (a)      commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                  (d) makes a general assignment for the benefit of its creditors;

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

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                  (b)      appoints a Custodian of the Issuer or any Significant
         Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

                  (c) orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

         (9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

SECTION 6.02.     ACCELERATION.

         (a)      If an Event of Default specified in clause (7) or (8) of
Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare (an "ACCELERATION DECLARATION") all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable (a) if there is no Indebtedness outstanding under any Credit Facility at such time, immediately and (b) if otherwise, upon the earlier of (x) the final maturity (after giving effect to any applicable grace period or extensions thereof) or an acceleration of any Indebtedness under any Credit Facility prior to the express final Stated Maturity thereof and (y) five business days after the Representative under each Credit Facility receives the acceleration declaration, but, in the case of this clause (b) only, if such Event of Default is then continuing; PROVIDED, HOWEVER, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration:

         (1) if the rescission would not conflict with any judgment or decree;

         (2) if all existing Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of this acceleration;

         (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

         (4) if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and

         (5) in the event of a cure or waiver of an Event of Default of the type set forth in Section 6.01(7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         (b) The Issuer shall provide prompt written notice to the holders of Senior Debt and Guarantor Senior Debt of any acceleration pursuant to Section 6.02(a).

SECTION 6.03.     OTHER REMEDIES.

         If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(1) or (2). The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

SECTION 6.05.     CONTROL BY MAJORITY.

         The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.     LIMITATION ON SUITS.

         No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

         (1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

         (2) has been offered indemnity satisfactory to it in its reasonable judgment; and

         (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(1)).

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

         If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate PER ANNUM borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10.     PRIORITIES.

         If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

         First: to the Trustee for amounts due under Section 7.07;

         Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

         Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

         Fourth: to the Issuer or, if applicable, the Guarantors, as their respective interests may appear.

         The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

         (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b)      Except during the continuance of a Default:

         (1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1)      This paragraph does not limit the effect of Section 7.01(b).

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
Section 7.01.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.     RIGHTS OF TRUSTEE.

         Subject to Section 7.01:

         (a) The Trustee may rely conclusively on any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

         (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

         (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

         (j) Except with respect to Section 4.01 and 4.06, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification.

         (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.     NOTICE OF DEFAULT.

         If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 30 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Payment Date pursuant to a Net Proceeds Offer, or a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15, beginning with May 15, 2005, the Trustee shall, to the extent that any of the events described in Trust Indenture Act ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act ss. 313(a). The Trustee also shall comply with Trust Indenture Act ss.ss. 313(b), 313(c) and 313(d).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

         The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act ss. 313(d).

SECTION 7.07.     COMPENSATION AND INDEMNITY.

         The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

         The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; PROVIDED, HOWEVER, that the Issuer will not be required to pay such fees and expenses if there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee's negligence, bad faith or willful misconduct.

         To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Section
11.02 except assets or money held in trust to pay principal of or interest on particular Notes.

         When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

         Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

         The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2)      the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a ma-jority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act ss.ss. 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of Trust Indenture Act ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act ss. 310(b)(1) are met. The provisions of Trust Indenture Act ss. 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER.

         The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act ss. 311(a), excluding any creditor relationship listed in Trust Indenture Act ss. 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act ss. 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     TERMINATION OF THE ISSUER'S OBLIGATIONS.

         The Issuer may terminate its obligations under the Notes and this Indenture and the obligations of the Guarantors under the Note Guarantees and this Indenture and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

         (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

         (2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable, will become due and payable, or may be called for redemption, within one year or have been called for redemption pursuant to Section 5 or Section 6 of the Notes and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

         (b) the Issuer has paid all sums payable by it under this Indenture, and

         (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

         In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

         In the case of clause (2) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuer only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After


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

the Notes are no longer outstanding, the Issuer's obligations in Sections 7.07,
8.05 and 8.06 shall survive.

         After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.     LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

         (a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

         (b) Upon the Issuer's exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

         (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

         (ii) the Issuer's obligations with respect to such Notes under Article Two and Section 4.02 hereof;

         (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith; and

         (iv)     the provisions of this Article Eight applicable to Legal
     Defeasance.

         Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

         (c) Upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuer), 4.04, 4.05 and 4.09 through 4.20, clause (3) of Section 5.01(a) and Article Eleven hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under paragraph
(a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3),
(5), (6) and (9) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03.     CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

         (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,

         (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

                  (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

                  (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

         (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

         (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

         (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

         (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

         (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or
     (3) and (5) of this Section 8.03 have been complied with.

SECTION 8.04.     APPLICATION OF TRUST MONEY.

         The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuer.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer's request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certifica-tion thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.     REPAYMENT TO THE ISSUER.

         The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.     REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Issuer's obligations under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; PROVIDED that if the Issuer has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS.

         (a) Subject to Section 9.03, the Issuer and the Trustee, together, may amend or supplement this Indenture, the Notes or the Note Guarantees without notice to or consent of any Holder:

         (1)      to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (3) to provide for the assumption of the Issuer's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with Article Five;

         (4) to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

         (5)      to add any Subsidiary of the Issuer as a Guarantor;

         (6) to make any change that would not materially adversely affect the rights of any Holder; or

         (7) in the case of this Indenture, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

PROVIDED that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.     WITH CONSENT OF HOLDERS.

         (a) Subject to Sections 6.07 and 9.03, the Issuer, the Guarantors and the Trustee, together, with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holder or Holders of at least a majority in aggregate principal amount of the Notes then outstanding may amend or supplement this Indenture, the Notes or the Note Guarantees, without notice to any other Holders. Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Note Guarantees without notice to any other Holders;

         (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may:

         (1)      reduce, or change the maturity, of the principal of any Note;

         (2) reduce the rate of or extend the time for payment of interest on any Note;

         (3) reduce any premium payable upon optional redemption of the Notes, or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions of Section 4.09 and Section 4.13, except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

         (4) make any Note payable in money or currency other than that stated in the Notes;

         (5) modify or change any provision of this Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

         (6) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

         (7) waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

         (8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes; or

         (9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

         (10)     make any change in these amendment and waiver provisions.

         (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

         (d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder's Notes will not be rendered invalid by such tender or exchange.

         (e)      After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.     EFFECT ON SENIOR DEBT.

         No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article Ten and Section 11.02 and the defined terms as used therein without the consent of such holder or its Representative or, in accordance with the terms of such Senior Debt or Guarantor Senior Debt, the consent of the agent or representative of such holder or the requisite holders of such Senior Debt or Designated Senior Debt.

SECTION 9.04.     COMPLIANCE WITH THE TRUST INDENTURE ACT.

         From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Note Guarantees shall comply with the Trust Indenture Act as then in effect.

SECTION 9.05.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06.     NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07.     TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall be at the expense of the Issuer.

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01.    NOTES SUBORDINATED TO SENIOR DEBT.

         Anything herein to the contrary notwithstanding, each of the Issuer, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full of all Senior Debt in cash or cash equivalents, whether outstanding on the Issue Date or thereafter incurred. Notwithstanding anything in this Article Ten to the contrary, payments and distributions (A) of Permitted Junior Securities and (B) made relating to the Notes from the trusts established pursuant to Article Eight shall not be so subordinated in right of payment, so long as, with respect to (B), (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Facilities or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten or Section 11.02 of this Indenture when made.

         This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02.    SUSPENSION OF PAYMENT WHEN SENIOR DEBT IS IN DEFAULT.

         (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees with respect to, any Senior Debt (a "PAYMENT DEFAULT"), then no payment or distribution of any kind or character shall be made by the Issuer with respect to any Obligations on or relating to the Notes or to acquire any of the Notes for cash or assets or otherwise.

         (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "NON-PAYMENT DEFAULT") and if the Representative for the respective issue of Designated Senior Debt gives written notice of the Non-Payment Default to the Trustee stating that such notice is a payment blockage notice (a "PAYMENT BLOCKAGE NOTICE"), then during the period (the "PAYMENT BLOCKAGE PERIOD") beginning upon the delivery of such Payment Blockage Notice and ending on the earliest of (1) the date on which all such nonpayment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice (unless the maturity of any Designated Senior Debt has been accelerated), the Issuer shall not (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Notes or (y) acquire any of the Notes for cash or assets or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) no new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. For all purposes of this Section 10.02(b), no Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of such Payment Blockage Notice that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts outstanding on the Senior Debt, if any, received from the holders of the Senior Debt (or their Representatives).

         Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or cash equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.03. NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE ISSUER.

         (a) Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its assets, whether voluntary or involuntary, all Obligations due or to become due on all Senior Debt shall first be paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Notes, or for the acquisition of any of the Notes for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

         (b) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be for purpose of this Article Ten deemed to be reinstated and outstanding as if such payment had not occurred.

         It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Issuer's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04.    PAYMENTS MAY BE MADE ON NOTES.

         Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of, and interest on, the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section
10.07 (PROVIDED that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and
Section 10.03). Notwithstanding anything to the contrary contained in this Article Ten or elsewhere in this Indenture, payments and distributions from the funds deposited pursuant to Article Eight will be permitted to be made and will not be subject to the provisions of this Article Ten so long as such funds were deposited in accordance with the provisions of Article Eight and did not violate the provisions of this Article Ten when such funds were so deposited. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05.    HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

         Subject to the payment in full of all Senior Debt in cash or cash equivalents, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Issuer applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Issuer and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06.    OBLIGATIONS OF THE ISSUER UNCONDITIONAL.

         Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Issuer, and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of, and any interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, of the holders of Senior Debt in respect of cash, assets or securities of the Issuer received upon the exercise of any such remedy.

SECTION 10.07.    NOTICE TO TRUSTEE.

         The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
10.07 to establish that such notice has been given by a holder of Senior Debt (or a Representative thereof).

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08.    RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                  AGENT.

         Upon any payment or distribution of assets of the Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09.    TRUSTEE'S RELATION TO SENIOR DEBT.

         The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

         Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE ISSUER OR HOLDERS OF SENIOR DEBT.

         No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof, which any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 10.11.    HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
                  NOTES.

         Each Holder of the Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of the Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12.    THIS ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13.    TRUSTEE'S COMPENSATION NOT PREJUDICED.

         Nothing in this Article Ten will apply to amounts due to the Trustee (other than payments of Obligations owing to Holders in respect of the Notes) pursuant to other Sections of this Indenture.

                                 ARTICLE ELEVEN

                                 NOTE GUARANTEE

SECTION 11.01.    UNCONDITIONAL GUARANTEE.

         Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Issuers and all other obligations of the other Guarantors (including under the Note Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the "GUARANTEE OBLIGATIONS"); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuers to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. A Default under this Indenture or the Notes shall constitute an event of default under the Note Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuers.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. To the fullest extent permitted by law, each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. This Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or such Guarantor, any amount paid by the Issuers or such Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

SECTION 11.02.    SUBORDINATION OF NOTE GUARANTEE.

         The obligations of each Guarantor under its Note Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full of the Guarantor Senior Debt of such Guarantor in cash or cash equivalents on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten hereof.

SECTION 11.03.    LIMITATION ON GUARANTOR LIABILITY.

         Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, foreign or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any guarantee under the Credit Agreement) that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a PRO RATA amount based on the adjusted net assets of each Subsidiary Guarantor.

SECTION 11.04.    EXECUTION AND DELIVERY OF NOTE GUARANTEE.

         To further evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form of EXHIBIT F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor's Note Guarantee of such Note shall nevertheless be valid.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05.    RELEASE OF A SUBSIDIARY GUARANTOR.

         A Subsidiary Guarantor shall be released from its obligations under its Note Guarantee and its obligations under this Indenture and the Registration Rights Agreement:

         (1) in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries; or

         (2) if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

         (3) if such Subsidiary Guarantor shall not guarantee any Indebtedness under any Credit Facility (other than if such Subsidiary Guarantor no longer guarantees any Indebtedness under any Credit Facility as a result of payment under any guarantee of any such Indebtedness by any Subsidiary Guarantor); PROVIDED that a Subsidiary Guarantor shall not be permitted to be released from its Note Guarantee if it is an obligor with respect to Indebtedness that would not, under Section 4.10, be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor.

         The Trustee shall execute an appropriate instrument prepared by the Issuers evidencing the release of a Guarantor from its obligations under its Note Guarantee upon receipt of a request by the Issuers or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; PROVIDED, HOWEVER, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuers.

         Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

SECTION 11.06.    WAIVER OF SUBROGATION.

         Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of the Issuers' obligations under the Notes or this Indenture and such Guarantor's obligations under this Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07.    IMMEDIATE PAYMENT.

         Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08.    NO SET-OFF.

         Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and, to the fullest extent permitted by law, shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.09.    GUARANTEE OBLIGATIONS ABSOLUTE.

         The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Note Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10.    NOTE GUARANTEE OBLIGATIONS CONTINUING.

         The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11.    NOTE GUARANTEE OBLIGATIONS NOT REDUCED.

         The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 11.12.    NOTE GUARANTEE OBLIGATIONS REINSTATED.

         The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuers or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuers or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuers or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuers or such Guarantor, all such

Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13.    NOTE GUARANTEE OBLIGATIONS NOT AFFECTED.

         To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

         (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuers or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuers or any other Person;

         (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuers or any other Person under this Indenture, the Notes or any other document or instrument;

         (c) any failure of the Issuers or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Note Guarantee, or to give notice thereof to a Guarantor;

         (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuers or any other Person or their respective assets or the release or discharge of any such right or remedy;

         (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuers or any other Person;

         (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

         (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuers or a Guarantor;

         (h) any merger or amalgamation of the Issuers or a Guarantor with any Person or Persons;

         (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Note Guarantee; and

         (j) any other circumstance, including release of a Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuers under this Indenture or the Notes or of a Guarantor in respect of its Note Guarantee hereunder.

SECTION 11.14.    WAIVER.

         Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuers, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuers or any Guarantor of any kind whatsoever.

SECTION 11.15.    NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUERS.

         Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuers or any other Person or any property of the Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

SECTION 11.16.    DEALING WITH THE ISSUERS AND OTHERS.

         The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuers or any other Person;

         (b) take or abstain from taking security or collateral from the Issuers or from perfecting security or collateral of the Issuers;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuers or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

         (d)      accept compromises or arrangements from the Issuers;

         (e) apply all monies at any time received from the Issuers or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, the Issuers and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17.    DEFAULT AND ENFORCEMENT.

         If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18.    ACKNOWLEDGMENT.

         Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 11.19.    COSTS AND EXPENSES.

         Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.

SECTION 11.20.    NO MERGER OR WAIVER; CUMULATIVE REMEDIES.

         No Note Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.21.    SURVIVAL OF NOTE GUARANTEE OBLIGATIONS.

         Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor, to the full-est extent permitted by law, without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuers or any Guarantor.

SECTION 11.22.    NOTE GUARANTEE IN ADDITION TO OTHER GUARANTEE OBLIGATIONS.

         The obligations of each Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.23.    SEVERABILITY.

         Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.24.    SUCCESSORS AND ASSIGNS.

         Each Note Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 12.02.    NOTICES.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Issuer or a Guarantor:

                  c/o Ply Gem Industries, Inc.
                  303 West Major Street
                  Kearney, Missouri 64060
                  Attention:  Chief Financial Officer

                  Telephone:     (816) 903-8225
                  Facsimile:     (816) 903-4330

         if to the Trustee:

                  U.S. Bank National Association
                  60 Livingston Avenue
                  EP-MN-WS3C
                  St. Paul, MN 55107-2292
                  Attention:  Corporate Trust Department

                  Telephone:     (651) 495-3918
                  Facsimile:     (651) 495-8097

         Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

         Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to Trust Indenture Act ss. 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Note Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act ss. 312(c).

SECTION 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

         (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06.    RULES BY PAYING AGENT OR REGISTRAR.

         The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 12.07.    LEGAL HOLIDAYS.

         If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08.    GOVERNING LAW.

         THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.    NO RECOURSE AGAINST OTHERS.

         No director, officer, employee, incorporator, stockholder, member or manager of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11.    SUCCESSORS.

         All agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12.    DUPLICATE ORIGINALS.

         All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.    SEVERABILITY.

         To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.


                                    PLY GEM INDUSTRIES, INC., as Issuer


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:   Lee D. Meyer
                                        Title:  President and Chief Executive
                                                Officer



                                    PLY GEM HOLDINGS, INC., as Guarantor


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:   Lee D. Meyer
                                        Title:  President and Chief Executive
                                                Officer



                                    GREAT LAKES WINDOW, INC., as
                                    Guarantor


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:   Lee D. Meyer
                                        Title:  Vice President



                                    KROY BUILDING PRODUCTS, INC., as
                                    Guarantor


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:   Lee D. Meyer
                                        Title:  Vice President



                                    NAPCO, INC., as Guarantor


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:   Lee D. Meyer
                                        Title:  Vice President

                                    NAPCO WINDOW SYSTEMS, INC., as
                                    Guarantor


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:   Lee D. Meyer
                                        Title:  Vice President



                                    THERMAL-GARD, INC., as Guarantor


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:   Lee D. Meyer
                                        Title:  Vice President



                                    VARIFORM, INC., as Guarantor


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:   Lee D. Meyer
                                        Title:  Vice President

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: /s/ Richard H. Prokosch
                                        ---------------------------------------
                                        Name:   Richard H. Prokosch
                                        Title:  Vice President

                                                                       EXHIBIT A
                                                                       ---------


[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                            PLY GEM INDUSTRIES, INC.
                        9% Senior Subordinated Notes 2012


                                                                       CUSIP No.
No.                                                                     $

         PLY GEM INDUSTRIES, INC., a Delaware corporation (the "ISSUER"), for value received promise to pay to ____________ or its registered assigns, the principal sum of [or such other amount as is provided in a schedule attached hereto]1 on February 15, 2012.

         Interest Payment Dates: February 15 and August 15, commencing August 15, 2004.

         Record Dates: February 1 and August 1.

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.


-----------------------------
a    This language should be included only if the Note is issued in global form.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:  February 12, 2004


                                    PLY GEM INDUSTRIES, INC., as Issuer


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 9% Senior Subordinated Notes due 2012 described in the within-mentioned Indenture.

Dated:  February 12, 2004


                                    U.S.BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By:
                                        ---------------------------------------
                                                Authorized Signatory

                                (Reverse of Note)

                      9% Senior Subordinated Notes due 2012

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         SECTION 1. INTEREST. Ply Gem Industries, Inc., a Delaware corporation (the "ISSUER") promises to pay interest on the principal amount of this Note at 9% per annum from February 12, 2004 until maturity. The Issuer will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"), commencing August 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 and integral multiples thereof. The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that for Holders that have given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

         SECTION 3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuer or any of their Subsidiaries may act in any such capacity.

         SECTION 4. INDENTURE AND SUBORDINATION. The Issuer issued the Notes under an Indenture dated as of February 12, 2004 ("INDENTURE") by and among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TRUST INDENTURE ACT"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt.

         SECTION 5. OPTIONAL REDEMPTION. Except as set forth in Section 6 hereof, the Notes will not be redeemable at the Issuer's option prior to February 15, 2008 (the "FIRST CALL DATE"). On or after the First Call Date, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

         YEAR                                   PERCENTAGE
         ----                                   ----------
         2008............................        104.50%
         2009............................        102.25%
         2010 and thereafter.............        100.00%

         SECTION 6. REDEMPTION WITH PROCEEDS FROM EQUITY OFFERINGS OR UPON A CHANGE OF CONTROL. (a) At any time prior to February 15, 2007, the Issuer may redeem at its option on any one or more occasions up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; PROVIDED that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (ii) such redemption shall occur within 90 days of the date of the closing of any such Qualified Equity Offering.

         (b) At any time on or prior to the First Call Date, the Notes may also be redeemed, in whole but not in part, at the Issuer's option, upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date (but in no event more than 90 days after the occurrence of such Change of Control). The Issuer may provide in such notice that payment of such price and performance of the Issuer's obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption or notice may, at the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control.

         (c) At any time prior to the First Call Date, after the completion of a Change of Control Offer that was accepted by Holders of not less than 75% of the aggregate principal amount of Notes then outstanding, the Issuer may redeem all, but not less than all, of the Notes not validly tendered in the Change of Control Offer, at a redemption price equal to 101% of the principal amount, and accrued and unpaid interest, if any, to the Redemption Date; PROVIDED that such redemption occurs within 90 days after the completion of such Change of Control Offer.

         SECTION 7. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

         SECTION 8. MANDATORY REDEMPTION. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

         SECTION 9. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

         The Issuer is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

         SECTION 10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

         SECTION 11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         SECTION 12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, or make any change that does not materially adversely affect the rights of any Holder of a Note.

         SECTION 13. DEFAULTS AND REMEDIES. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest including an accelerated payment or the failure to make a payment on the Change of Control Payment Date or the Net Proceeds Payment Date pursuant to a Net Proceeds Offer or a Default in complying with the provisions of Article Five of the Indenture) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

         SECTION 14. RESTRICTIVE COVENANTS. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

         SECTION 15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member or manager of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or the Indenture, or of any Guarantor under its Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         SECTION 16. NOTE GUARANTEES. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         SECTION 17. TRUSTEE DEALINGS WITH THE ISSUER. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

         SECTION 18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         SECTION 19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         SECTION 20. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer and the Guarantors will be obligated to use their commercially reasonable efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 9% Senior Subordinated Note due 2012 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Additional Interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.2

         SECTION 21. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         SECTION 22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.


-----------------------------
a This Section not to appear on Exchange Notes or Private Exchange Notes or Additional Notes unless required by the terms of such Additional Notes.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:  _________________            Signed:  __________________________________
                                              (Sign exactly as name appears on
                                              the other side of this Note)

Signature Guarantee:             _______________________________________________
                                 Participant in a recognized Signature Guarantee
                                 Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

         In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

                                   [CHECK ONE]

(1) ___  to the Issuer or a subsidiary thereof; or

(2) ___ to a person who the transferor reasonably believes is a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a non-"U.S. person" as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(6) ___  pursuant to an effective registration statement under the Securities
         Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act (an "Affiliate"):

         [_]      The transferee is an Affiliate of the Issuer.

         Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3), (4) or (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:  _________________            Signed:  __________________________________
                                              (Sign exactly as name appears on
                                              the other side of this Note)

Signature Guarantee:             _______________________________________________
                                 Participant in a recognized Signature Guarantee
                                 Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  _________________               ________________________________________
                                        NOTICE:  To be executed by an executive
                                                 officer

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

         Section 4.09 [_]               Section 4.13 [_]

         If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount (in denominations of $1,000 and integral multiples thereof): $___________


Dated:  _________________            Signed:  __________________________________
                                              (Sign exactly as name appears on
                                              the other side of this Note)


Signature Guarantee:             _______________________________________________
                                 Participant in a recognized Signature Guarantee
                                 Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE3


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

                                                                 PRINCIPAL AMOUNT OF         SIGNATURE OF
                AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN     THIS GLOBAL NOTE       AUTHORIZED OFFICER OF
                 PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF   FOLLOWING SUCH DECREASE      TRUSTEE OR NOTE
DATE OF EXCHANGE   THIS GLOBAL NOTE        THIS GLOBAL NOTE         (OR INCREASE)              CUSTODIAN
----------------   ----------------        ----------------         -------------              ---------



-----------------------------
a    This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B
                                                                       ---------



                                 FORM OF LEGENDS


         Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Issuer and the Holder thereof or if such legend is no longer required by Section 2.16(g) of the Indenture:

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
     (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE ISSUER AND THE GUARANTORS THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $250,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION

     STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY OR IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         Each Global Note authenticated and delivered hereunder shall also bear the following legend:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A

     SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

         Each Temporary Regulation S Global Note shall also bear the following legend:

     "THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

     "NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE."

                                                                       EXHIBIT C
                                                                       ---------



                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
             TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS


                                                   [                  ], [     ]

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292 T: (651) 495-3918 F: (651) 495-8097
Attention:  Corporate Trust Department
Ladies and Gentlemen:

         In connection with our proposed purchase of 9% Senior Subordinated Notes due 2012 (the "NOTES") of PLY GEM INDUSTRIES, INC., a Delaware corporation (the "ISSUER"), we confirm that:

         1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person who we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing at least $250,000 of Notes for its own account or for the account of an institutional accredited investor and who, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities Act) in accordance with Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or another available exemption under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled "Notice to Investors" of the Offering Memorandum.

         4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                    Very truly yours,

                                    [Name of Transferee]



                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT D
                                                                       ---------



                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S
                            ------------------------


                                                     [                ], [     ]

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292 T: (651) 495-3918 F: (651) 495-8097
Attention:  [Corporate Trust Department]

                  Re:      PLY GEM INDUSTRIES, INC. (THE "ISSUER")
                           9% SENIOR SUBORDINATED NOTES DUE 2012 (THE "NOTES")
                           ---------------------------------------------------

Ladies and Gentlemen:

         In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1)      the offer of the Notes was not made to a person in the United
     States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any inter-ested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                    Very truly yours,


                                    [Name of Transferor]


                                    By: ________________________________________
                                        Authorized Signatory

                                                                       EXHIBIT E
                                                                       ---------



          FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANS-
                   FERS OF TEMPORARY REGULATION S GLOBAL NOTE


                                                     ___________________,_______

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292 T: (651) 495-3918 F: (651) 495-8097
Attention:  [Corporate Trust Department]

                  Re:      PLY GEM INDUSTRIES, INC. (THE "ISSUER")
                           9% SENIOR SUBORDINATED NOTES DUE 2012 (THE "NOTES")
                           ---------------------------------------------------

Dear Sirs:

         This letter relates to U.S. $ ______________ principal amount of Notes represented by a certificate (the "LEGENDED CERTIFICATE") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to
Section 2.16(c) of the Indenture (the "INDENTURE") dated as of February 12, 2004 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States (or to an Initial Purchaser (as defined in the Indenture)) to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

         You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.


                                    Very truly yours,

                                    [Name of Holder]


                                    By: ________________________________________
                                        Authorized Signature

                                                                       EXHIBIT F
                                                                       ---------



                                 NOTE GUARANTEE


         For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Eleven thereof, and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of February 12, 2004, among Ply Gem Industries, Inc., a Delaware corporation (the "Issuer"), the Guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

         No director, officer, employee, incorporator, stockholder, member or manager of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors' Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

         This Note Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Eleven of the Indenture, to the prior payment in full in cash or cash equivalents of all Guarantor Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

         THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         This Note Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

Date:


                                    [                                   ]


                                    By: ________________________________________
                                        Name:
                                        Title:


                                       F-2